EXHIBIT-20.1

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

                                              Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------
Beginning                                                                            Ending           Scheduled
Principal             Scheduled     Prepaid         Liquidated     Contracts         Principal        Gross             Servicing
Balance               Principal     Principal       Principal      Repurchased       Balance          Interest          Fee
------------------------------------------------------------------------------------------------------------------------------------
 279,820,985.88     (280,300.59)   (782,583.41)     (94,259.36)       0.00        278,663,842.52    2,209,681.94       233,184.15
====================================================================================================================================

        Scheduled                              Amount
        Pass Thru             Liquidation      Available for
        Interest              Proceeds         Distribution
-------------------------------------------------------------
       1,976,497.79            63,807.56      3,336,373.50
=============================================================

                                               Certificate Account
------------------------------------------------------------------------------------------------------------------------------------
         Beginning                         Deposits                                           Investment              Ending
          Balance               Principal           Interest           Distributions           Interest               Balance
------------------------------------------------------------------------------------------------------------------------------------
        1,159,318.10      1,154,052.87          2,220,458.62       (3,777,712.87)              3,364.29            759,481.01
====================================================================================================================================

                         P&I Advances at Distribution Date
-------------------------------------------------------------------------------------

      Beginning              Recovered              Current             Ending
       Balance               Advances              Advances             Balance
-------------------------------------------------------------------------------------
     1,186,678.52         (1,163,265.91)         1,139,532.69      1,162,945.30
=====================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:  May-00

Class B Crossover Test                                                             Test Met?
-----------------------------------------------------------------------------------------------
(a) Remittance date on or after June 2004                                              N


(b) Average 60 day Delinquency rate <=              5.5%                               Y




(d) Cumulative losses do not exceed the following
percent of the initial principal balance of all Certificates
                                                                                       N
               June 2004 -  Nov. 2005               7%                                 N
               Dec. 2005 - Nov. 2006                8%                                 N
               Dec. 2006 - May 2008                 9.5%                               N
               June 2008 and After                  10.5%

                                                                                       Y
(e) Current realized loss ratio <=                  3.00%

(f) Does subordinated cert. percentage equal or
     exceed                                         42.888%
     of stated scheduled pool balance

               Beginning M balances                             29,824,000.00

               Beginning B balances                             30,411,000.00

               Overcollateralization                            10,375,498.06
                                                         --------------------
                                                                70,610,498.06
               Divided by beginning pool
               balance                                         279,820,985.88
                                                         --------------------
                                                                      25.234%          N
                                                         ====================

Average 60 day delinquency ratio:

                            Over 60s            Pool Balance          %
                      ------------------------------------------------------

Current Mo                 5,625,878.42        278,663,842.52      2.02%
1st Preceding Mo           4,579,362.03        279,820,985.88      1.64%
2nd Preceding Mo           4,075,610.49        281,371,435.79      1.45%
                                                   Divided by        3
                                                              --------------
                                                                   1.70%
                                                              ==============



Cumulative loss ratio:

                         Cumulative losses          86,606.07
                                           ----------------------
Divided by Initial Certificate Principal       293,828,355.98     0.029%
                                                              ==============

Current realized loss ratio:

                          Liquidation             Pool
                             Losses              Balance
                      -------------------------------------------

                 Current Mo                30,451.80           279,820,985.88
                 1st Preceding Mo          49,809.67           281,371,435.79
                 2nd Preceding Mo           6,344.60           282,952,153.18
                                       --------------------------------------
                                           86,606.07           281,381,524.95     0.123%
                                                                              ==============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

                                                                    Delinquency Analysis

                                           31 to 59 days                   60 to 89 days            90 days and Over
              No. of       Principal                   Principal             Principal                 Principal
              Loans        Balance         #           Balance      #        Balance          #        Balance
           -----------------------------------------------------------------------------------------------------------
 Non Repos     5,459     276,673,012.73    103      4,045,737.57    33      1,578,932.59     37      2,105,728.19

     Repos        54       1,990,829.79      1         49,612.15     6        206,579.23     47      1,734,638.41
           -----------------------------------------------------------------------------------------------------------

     Total     5,513     278,663,842.52    104      4,095,349.72    39      1,785,511.82     84      3,840,366.60
           ===========================================================================================================

                                                                                Repossession Analysis
                                                    Active Repos           Reversal          Current Month
                     Total Delinq.                  Outstanding          (Redemption)            Repos             Cumulative Repos
                           Principal                  Principal           Principal             Principal              Principal
              #            Balance           #        Balance         #    Balance      #       Balance         #      Balance
             ---------------------------------------------------------------------------------------------------------------------
 Non Repos    173       7,730,398.35       54      1,990,829.79      0       0.00      14       532,001.84     60    2,259,603.68

     Repos     54       1,990,829.79
             ------------------------

     Total    227       9,721,228.14
             ========================

              4.1%              3.49%
             ==========================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

REPOSSESSION LIQUIDATION REPORT


                                  Liquidated                                                         Net
    Account     Customer          Principal      Sales       Insur.     Total     Repossession   Liquidation       Unrecov.
    Number        Name             Balance      Proceeds     Refunds   Proceeds     Expenses       Proceeds        Advances
------------------------------------------------------------------------------------------------------------------------------------
   2045268 MAURICIO HERNANDEZ      60,409.83    52,150.00  3,296.36    55,446.36   10,234.50       45,211.86       3,775.38
   2059434 OMERSON TSOSI           33,849.53    31,000.00    354.85    31,354.85    6,565.00       24,789.85       2,418.77
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                                                            0.00                        0.00
                                   -------------------------------------------------------------------------------------------------
                                   94,259.36    83,150.00  3,651.21    86,801.21   16,799.50       70,001.71       6,194.15
                                   =================================================================================================

                            Net              Current
                         Pass Thru          Period Net        Cumulative
     FHA Ins             Proceeds          Gain/(Loss)    Gain/(Loss)
---------------------------------------------------------------------------
        0.00             41,436.48       (18,973.35)
        0.00             22,371.08       (11,478.45)
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
                              0.00             0.00
----------------------------------------------------
        0.00             63,807.56       (30,451.80)        (86,606.07)
=======================================================================

                                                               #DIV/01
                                                              =========

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                                              Beginning          Beginning
Senior                             Original Certificate      Certificate    Principal Shortfall   Current Principal     Current
Certificates                             Balance               Balance           Carry-Over               Due        Principal Paid
A-1                                    224,778,000.00       209,210,487.82           0.00            1,157,143.36    1,157,143.36




                                   -------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.       224,778,000.00       209,210,487.82           0.00            1,157,143.36    1,157,143.36
                                   =================================================================================================

                                                               Accelerated
                                           Ending Principal      Principal           Ending                          Principal Paid
Senior                                  Shortfall Carry-       Distribution       Certificate                          Per $1,000
Certificates                                  Over                Amount            Balance        Pool Factor        Denomination
A-1                                           0.00              240,155.98        207,813,188.48     92.45264%           6.21635




                                   --------------------------------------------------------------
Total Certificate Principal Bal.              0.00              240,155.98        207,813,188.48
                                   ==============================================================


                                                                            Beginning             Beginning
Subordinate                                      Original Certificate      Certificate       Principal Shortfall   Current Principal
Certificates                                           Balance               Balance              Carry-Over               Due
M-1                                                  18,658,000.00        18,658,000.00              0.00                 0.00
M-1 Outstanding Writedown                                                          0.00

M-2                                                  11,166,000.00        11,166,000.00              0.00                 0.00
M-2 Outstanding Writedown                                                          0.00

B-1                                                  13,516,000.00        13,516,000.00              0.00                 0.00
B-1 Outstanding Writedown                                                          0.00

B-2                                                  16,895,000.00        16,895,000.00              0.00                 0.00
B-2 Outstanding Writedown                                                          0.00

Excess Asset Principal Balance                        8,815,355.98        10,375,498.06
                                                ------------------------------------------------------------------------------------

Total Excluding Writedown Balances                   69,050,355.98        70,610,498.06              0.00                 0.00
                                                ====================================================================================

All Certificates Excluding Writedown Balances       293,828,355.98       279,820,985.88              0.00         1,157,143.36
                                                ====================================================================================

                                                                                                                        Accelerated
                                                                         Ending Principal           Current              Principal
Subordinate                                               Current          Shortfall Carry-        Writedown/          Distribution
Certificates                                           Principal Paid            Over              (Writeup)              Amount
M-1                                                        0.00                 0.00                 0.00
M-1 Outstanding Writedown                                                                            0.00

M-2                                                        0.00                 0.00                 0.00
M-2 Outstanding Writedown                                                                            0.00

B-1                                                        0.00                 0.00                 0.00
B-1 Outstanding Writedown                                                                            0.00

B-2                                                        0.00                 0.00                 0.00
B-2 Outstanding Writedown                                                                            0.00

Excess Asset Principal Balance                                                                                      (240,155.98)
                                                -----------------------------------------------------------------------------------

Total Excluding Writedown Balances                         0.00                 0.00                 0.00           (240,155.98)
                                                ===================================================================================

All Certificates Excluding Writedown Balances      1,157,143.36                 0.00                 0.00                  0.00
                                                ===================================================================================


                                                      Ending                           Principal Paid
Subordinate                                         Certificate                           Per $1,000
Certificates                                          Balance           Pool Factor      Denomination

M-1                                                 18,658,000.00        100.00000%         0.00000
M-1 Outstanding Writedown                                    0.00

M-2                                                 11,166,000.00        100.00000%         0.00000
M-2 Outstanding Writedown                                    0.00

B-1                                                 13,516,000.00        100.00000%         0.00000
B-1 Outstanding Writedown                                    0.00

B-2                                                 16,895,000.00        100.00000%         0.00000
B-2 Outstanding Writedown                                    0.00

Excess Asset Principal Balance                      10,615,654.04
                                                ------------------

Total Excluding Writedown Balances                  70,850,654.04
                                                ==================

All Certificates Excluding Writedown Balances      278,663,842.52
                                                ==================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH May-00

CERTIFICATE INTEREST ANALYSIS

                                                                    Current                                Interest
                  Pass     Beginning Carry-                        Carry-Over                   Ending     Paid Per
Senior           Through    Over Priority    Current Priority   Priority Interest             Carry-Over    $1,000      Total Class
Certificates      Rate     Interest Balance  Interest Accrual        Accrual        Paid       Balance    Denomination  Distribution
A-1             7.6080%           0.00         1,326,394.49           0.00       1,326,394.49     0.00      5.90091    2,723,693.83



                         -----------------------------------------------------------------------------             ----------------
Total                             0.00         1,326,394.49           0.00       1,326,394.49     0.00                 2,723,693.83
                         =============================================================================             ================

                                                                                Current                                 Ending
                       Pass         Beginning Carry-                          Carry-Over                              Carry-Over
Subordinate           Through        Over Priority     Current Priority    Priority Interest  Priority Interest    Priority Interest
Certificates           Rate         Interest Balance   Interest Accured         Accured              Paid               Balance
M-1                      8.2970%              0.00        129,004.52            0.00             129,004.52                0.00


M-2                      8.4000%              0.00         78,162.00            0.00              78,162.00                0.00


B-1                      7.8000%              0.00         87,854.00            0.00              87,854.00                0.00


B-2                      6.0000%              0.00         84,475.00            0.00              84,475.00                0.00


X                                     1,616,296.35        270,607.78            0.00                   0.00        1,886,904.13

R                                             0.00              0.00            0.00                   0.00                0.00

Service Fee              1.0000%              0.00        233,184.15            0.00             233,184.15                0.00
                 -------------------------------------------------------------------------------------------------------------------

Total                                 1,616,296.35        883,287.45            0.00             612,679.67        1,886,904.13
                 ===================================================================================================================

All Certificates                      1,616,296.35      2,209,681.94            0.00           1,939,074.16        1,886,904.13
                 ===================================================================================================================

                      Beginning                       Current                           Ending         Interest
                      Carry-Over       Current       Carry-Over                       Carry-Over       Paid Per
Subordinate           Writedown       Writedown      Writedown         Writedown       Writedown        $1,000       Total Class
Certificates         Int. Balance   Int. Accrued    Int. Accrued     Interest Paid   Int. Balance    Denomination    Distribution
M-1                     0.00             0.00           0.00            0.00              0.00        6.91417         129,004.52


M-2                     0.00             0.00           0.00            0.00              0.00        7.00000          78,162.00


B-1                     0.00             0.00           0.00            0.00              0.00        6.50000          87,854.00


B-2                     0.00             0.00           0.00            0.00              0.00        5.00000          84,475.00


X                                                                                                                           0.00

R                                                                                                                           0.00

Service Fee                                                                                                           233,184.15
                    --------------------------------------------------------------------------               -------------------

Total                   0.00             0.00           0.00            0.00              0.00                        612,679.67
                    ==========================================================================               ===================

All Certificates        0.00             0.00           0.00            0.00              0.00                      3,336,373.50
                    ==========================================================================               ===================


                                                              Cumulative X Interest Shortfall                       1,886,904.13
                                                              Cumulative Accelerated Prin. Disb.                   (1,800,298.06)
                                                                                                              -------------------
                                                                                                                       86,606.07
                                                                                                              ===================